Federal Home Loan Bank
NEW YORK

2023 REPORT TO MEMBERS

A Foundational Mission & Stabilizing Role



FINANCIAL HIGHLIGHTS

(Dollars in millions)	2023	2022	2021	2020	2019
SELECTED BALANCES AT YEAR-END					
Total Assets	$ 158,333	$ 157,391	$ 105,358	$ 136,996	$ 162,062
Advances	108,890	115,293	71,536	92,067	100,695
Investments	46,359	39,103	30,898	39,748	56,892
Mortgage Loans	2,180	2,107	2,320	2,900	3,173
Capital Stock	6,050	6,387	4,501	5,367	5,779
Retained Earnings	2,338	2,096	1,931	1,909	1,801
ANNUAL OPERATING RESULTS					
Net Income	$ 751	$ 417	$ 266	$ 442	$ 473
Dividends Paid	509	252	244	348	366
Dividends Per Share	8.31	5.34	4.69	5.74	6.49
PERFORMANCE RATIOS					
Return on Average Equity	9.11%	6.12%	3.89%	5.59%	6.53%
Return on Average Assets	0.46%	0.34%	0.22%	0.28%	0.32%
Period end Equity to Asset	5.21%	5.30%	6.12%	5.30%	4.65%
Net Interest Margin	0.61%	0.52%	0.45%	0.48%	0.46%

Financial results are presented on a GAAP basis for each calendar year. Dividend results shown here are the payments the FHLBNY made during each calendar year, rather than the dividends paid from each calendar year's income. Equity to asset ratio is as of period end. The Federal Home Loan Bank of New York's 2023 annual report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, contains additional information about the FHLBNY's financial performance. A link to the report is available on the FHLBNY's public website, www.fhlbny.com; under the "About Us" tab, select "Investor Relations," and look under the right hand column labeled "Financial Reports." For a copy of the FHLBNY's Form 10-K, please send a request to fhlbny@fhlbny.com.

A MESSAGE TO OUR MEMBERS

We thought it would be beneficial to open the Federal Home Loan Bank of New York's Report to Members for our cooperative's 91st year by revisiting the very first Report our franchise ever produced in order to provide a vital perspective on the Federal Home Loan Bank System. Submitted to the First Annual Stockholders' Meeting on January 25, 1934, the document reports on our franchise's operations from the date of organization on October 15, 1932 through the close of our first fiscal period on December 31, 1933. In the opening pages, in his Message to the Stockholders, George MacDonald, the first chair of our Board, stated the following:

> *"The Federal Home Loan Bank System has passed through its trial period and is now in successful operation as a central banking organization for the home-financing institutions."*

A few pages later, George L. Bliss, who would soon be named president of our cooperative, explained in his Executive Vice-President's Report the genesis of the FHLBank System:

> *"When on July 22, 1932, the Federal Home Loan Bank Act became law and, shortly after, the first appointments were made to the Federal Home Loan Bank Board, an objective was reached toward which leaders in the field of home-finance had been striving for a dozen years. Building and loan workers, real estate groups and economists had recognized the need for a central banking system that would provide a means whereby mortgages held by institutions could be used as a base for credit."*

In the 90 years since the filing of that first Report, and in the 92 years of the Federal Home Loan Bank System's existence, much has changed for both the FHLBanks (for example, at the time of that report, we were the Federal Home Loan Bank of *Newark*) and the country's financial system. Our membership has expanded and diversified, and these members support housing finance in a variety of expanding ways. Our members originate mortgages, hold mortgages on balance sheet that they or other institutions originate, and invest in mortgage-backed securities – all of which helps support our housing market, and keeps mortgage products accessible to homebuyers. But one thing has remained the same throughout our nine decades: our foundational liquidity mission. Liquidity was just as important to financial institutions in 1932 as it is in 2024, and as Mr. MacDonald and Mr. Bliss made clear in the first-ever version of this Report, since our founding, the FHLBanks have been tasked with providing reliable, low-cost, on-demand liquidity to the local lenders that make our country run.

In our 91st year, this foundational liquidity mission took center stage, both in theory and in practice. Last year, critics of the FHLBanks spun theoretical exercises that attempted to recast the mission of the FHLBanks, and then claimed that we had strayed from it. But as Mr. Bliss – who was there at the start of the FHLBank System, with a firsthand understanding of the impetus for our founding and the mission with which we were tasked by Congress – stated all those years ago, *"the primary purpose of the Federal Home Loan Bank System is to create a central reservoir of credit for home-financing institutions."* And in practice, throughout 2023, the FHLBNY and the entire FHLBank System delivered on our purpose, executing on our foundational liquidity mission to help bring stability to volatile markets and the steady flow of credit to America's local lenders to support housing and community development across the nation every day.

Our essential role in the U.S. financial system was clearly on display in March of last year, when local lenders throughout the country looked to their FHLBank for ready, reliable and immediate liquidity in a suddenly shifting and challenging environment amid several concurrent and high-profile bank failures.

And just as we have done in past periods of stress, the FHLBank System brought certainty to an uncertain market, meeting record member demand and responsibly growing Systemwide advances balances to more than $1 trillion – a record for the FHLBanks. During this period, the FHLBNY responded with a record amount of funding of our own – delivering more than $37 billion in new advances to our members between March 10 and March 17, 2023, including a single-day record of more than $16 billion in new funding on Monday, March 13, as we continued to meet our members' needs throughout the period. After that first week, however, demand for FHLBank advances leveled off and then began to decline, reflecting three key things:

- First, the impact of the actions of the Federal Reserve, which stepped in with a newly created lending facility, and the focus from the FDIC and the Department of the Treasury on the matter.
- Second, the overall strength of our members. The overwhelming majority of advance activity in March 2023 was precautionary, meant to be a reservoir of liquidity on members' balance sheets to weather the storm; when the storm passed, advances rolled off. While the bank failures of the Spring of 2023 garnered significant headlines, the real story from last year is the contagion that wasn't, and the vast number of financial institutions that were not stressed during that period, in part due to access to FHLBank advances.
- Third, the elegantly designed FHLBank structure, which allows us to quickly and seamlessly expand and contract our balance sheets and capital levels based on our members' need for liquidity, enabling the FHLBanks to play a stabilizing role in the U.S. financial system in times of crisis.

This is a role we have always played in times of stress, from the 2008 financial crisis to the onset of the COVID-19 pandemic in March 2020 to the brief banking crisis of last year, serving in a "liquidity first responder" role to act as a shock absorber to market shocks. We are able to do so because of our unique capital structure and the strength of our debt franchise: we are in the market every day, we are one of the largest and most frequent issuers of debt in the world, and we are an attractive and highly rated credit. But we are really able to do so because of our close relationships with our members – we know their collateral, we know their needs, and we know the people. We are a service-oriented lender. That is really the key thing that sets us apart from other liquidity providers. The relationship we have with our members is a true partnership.

This partnership may receive particular attention in times of crisis, but it is forged in the everyday interactions with our members. The FHLBanks were not created to serve members only in times of stress. Rather, access to our liquidity is something members plan for, depend on and incorporate into their funding strategies in all market environments, to the benefit of the communities we all serve. Whether accessing our advance products for on-balance sheet liquidity, or securing municipal deposits and supporting civic growth through our Letters of Credit, or participating in our Mortgage Asset Program (MAP®) to enhance their origination efforts, our members look to the FHLBNY to bolster their lending activities and help strengthen their relationships with the customers and communities they serve. This is how we best serve the public interest: by ensuring a steady and reliable flow of liquidity to America's financial institutions supported by housing-oriented collateral. America is a nation of local lenders, serving a wide, diverse and varying set of customer bases across this great country. Equal access to advances to members of all sizes in all market environments helps keep credit more available for consumers and businesses every day, resulting in increased lending and reduced mortgage and borrowing costs.

Our foundational liquidity mission positions us to make the broadest possible impact to benefit the public, but throughout 2023, we proudly made more targeted efforts to support affordable housing and our communities through additional grant programs and innovative products.

Diverse Membership


TOTAL
MEMBERS
334
COMMERCIAL BANKS - 102
THRIFTS - 61
CREDIT UNIONS - 106
INSURANCE COMPANIES - 47
HOUSING ASSOCIATES - 9
CDFIs - 9

2023 NEW MEMBERS:

Chubb Insurance Company of Puerto Rico
KEB Hana Bank, USA National Association
Money Federal Credit Union
The Adirondack Trust Company

Membership data is as of December 31, 2023.

Year-End Business Highlights

ADVANCES OUTSTANDING


$140 B
$120 B
$100 B
$80 B
$60 B
$40 B
$20 B
$0 B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

LETTERS OF CREDIT (L/Cs) BUSINESS


$25 B
$20 B
$15 B
$10 B
$5 B
$0 B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

FHLBNY Dividend Performance


FHLBNY Dividend
Fed Funds (Effective Rate)
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23

In 2023, this meant that we awarded $42 million in Affordable Housing Program (AHP) grants to help fund 42 affordable housing initiatives, helping to create, rehabilitate or preserve more than 2,000 units of housing. These awards will not only help provide housing, but also drive community development: it is anticipated that more than $1.3 billion in housing investments will result from the development of these initiatives. In 2023, we also made $9.9 million in grants available through our Homebuyer Dream Program® (HDP®) – the FHLBNY's homeownership set-aside program, through which we provide up to $20,000 in grants to first-time homebuyers. Throughout 2023, we were honored to work with 67 members to help create more than 1,000 homeownership opportunities across our region.

The AHP and HDP are funded directly from our income – with a statutory requirement of 10 percent of our annual earnings allotted to these programs each year to fund the next year's grants. That means that the better we execute on the liquidity component of our mission, and the better we manage our balance sheet, the more funding is available to support our affordable housing mandate. And our record earnings for 2023 means that we will make record contributions to our housing programs in 2024.

Of course, our commitment to the communities we serve goes above and beyond the 10 percent of our income we put into the AHP and HDP each year. This includes targeted charitable donations intended to address relief efforts or to support initiatives that strengthen these communities – many of which are highlighted in this Report. For example, in 2023, we provided $2.9 million in such support to an array of community-focused organizations and efforts.

We also launched or continued a number of innovative product and program offerings that bolster our support for housing and economic development. This includes more than $5 million for our Small Business Recovery Grant Program, which provides flexible funds to benefit small-businesses and non-profits located in the communities our members serve. We also launched the inaugural round of our 0% Development Advance (ZDA) Program, which offers a full suite of zero percent advance products to provide members with subsidized funding to assist in the originating or purchasing of loans that address a number of key local community needs. For the 2023 ZDA Program Round, we provided $8.9 million in subsidized funds in the form of interest rate credits to our members.

$68.7 M+ Put Back into the District

$42 M
AHP Grants

2,000 +
Housing Units Stabilized

$9.9 M
HDP Grants

1,000 +
Homeowners

$8.9 M | $2.35 M
ZDA Program Subsidized Funds | Interest rate credits

$5 M +
Small Business Recovery Grant Program

$2.9 M
Targeted Charitable Donations

And during 2023, working closely with our Affordable Housing Advisory Council, we developed our Homebuyer Dream Program® Plus (HDP® Plus), which was created to further our efforts to increase access to homeownership for first-time homebuyers in our District by providing grant funds to households earning greater than 80%, but not exceeding 120% (in New Jersey and New York) or 150% (in Puerto Rico and the U.S. Virgin Islands) of the Area Median Income (AMI). We launched the initial round of HDP Plus in the first quarter of 2024, with $10 million in available grants.

Our 91st year was also notable for the November 2023 release of the Federal Housing Finance Agency's (FHFA) *FHLBank System at 100: Focusing on the Future* report, the culmination of our regulator's year-long effort to ensure that the FHLBank System remains positioned to meet the needs of today and tomorrow. The FHFA's report contains a number of recommendations that have the potential to enhance the positive impact that the FHLBank System makes for our members, the communities we serve, and broader financial stability. But there are also some recommendations that have the potential to fundamentally change how the FHLBanks serve our members and how our members access their FHLBank. Over the course of our 91-year history, the FHLBank System has been subject to many reviews by Congress and the various regulatory bodies that have overseen our safety and soundness. Throughout our history, Congress has repeatedly affirmed our liquidity mission and cooperative structure – the form and function that have proven so effective and beneficial not only to our members and the customers and communities they serve, but to the stability of the U.S. financial system time and again. As an institution and as a System, we look forward to continuing to work with our members, our housing partners, the FHFA and other financial regulators, legislators and other key stakeholders in the years ahead to further strengthen a System that has served well both local communities and the national economy over the past nine decades.

"Throughout our history, Congress has repeatedly affirmed our liquidity mission and cooperative structure – the form and function that have proven so effective and beneficial not only to our members and the customers and communities they serve, but to the stability of the U.S. financial system time and again."

In that first Report nine decades ago, George Bliss, reporting on the first year of our cooperative, stated that *"one may say without fear of challenge, that the Federal Home Loan Bank System has been firmly established as a permanent addition to the financial structure of the country."* Mr. Bliss was right then, and his words ring true to this day. In 2023, the FHLBanks proved once again that we are a key component of the financial structure of the country. At the FHLBNY, our talented team is committed to our mission, our members and the communities we serve. As long as we continue to execute on our foundational liquidity mission, the U.S. financial system, and the American consumer, will continue to benefit. We were proud to act on this mission in 2023, and look forward to continuing to do so in service to our members and in support of communities across the country. ■

The Mission of the Federal Home Loan Bank of New York

To provide members with reliable liquidity in support of housing and local community development.



José R. González
President and CEO



Larry E. Thompson
Board Chair

HOUSING & COMMUNITY DEVELOPMENT

In 2023, the FHLBNY continued to offer its core Community Investment (CI) programs and products, allowing members to support local community development and affordable housing initiatives in the District.

On August 22, 2023, we announced our 2023 Round of Affordable Housing Program (AHP) General Fund grants — $42 million in subsidies were awarded to assist 42 housing initiatives covering each State and Territory in our region and beyond. These awards will support the creation or preservation of more than 2,693 units of affordable housing. Participation by 20 members supported these projects through their sponsorship of the AHP applications and 34 projects received additional support from our members through loans or grants, a result of continued efforts by the FHLBNY to strengthen the relationship between our members and the nonprofit developers working to provide safe, decent affordable housing. And throughout the year, the CI team worked with 67 members to award $9.8 million to first-time homebuyers via our Homebuyer Dream Program® (HDP®) grants, helping to create nearly 1,100 homeownership opportunities across our region.

In 2023, the FHLBNY introduced a new scoring component to the AHP General Fund to recognize the unique challenges of developing affordable housing in Puerto Rico and the U.S. Virgin Islands, two Territories in our District whose housing solutions do not mirror those in New York and New Jersey, putting those projects at a significant disadvantage in the competitive AHP. To address this disparity, AHP now awards six points in the Underserved Communities and Populations scoring category to any applicant developing affordable housing in U.S. Territories. Combined with a robust, in-person outreach strategy in the Territories, the 2023 AHP General Fund received 13 applications from Puerto Rico and 4 from the U.S.V.I. with three member institutions participating. Three of these projects, one in Puerto and two in the U.S.V.I., received the maximum grant award of $1.5 million, totaling $4.5 million in subsidy for the development of 252 units of affordable housing.

Meeting the affordability needs of first-time homebuyers in the District is another key initiative for the CI team at the FHLBNY. Building on the momentum of recent success in HDP, the CI team worked throughout 2023 with FHLBNY members and the Affordable Housing Advisory Council (Advisory Council) to develop a voluntary program to address the funding gap experienced by low- to moderate-income households. Member feedback, including a convening in Rochester in June 2023 hosted by our housing partner PathStone, led to the launch of Homebuyer Dream Program® Plus (HDP® Plus) in early 2024 to bring homebuyers earning greater than 80%, but not exceeding 120% (in New Jersey and New York) or 150% (in the Territories) of the Area Median Income (AMI) into the FHLBNY homebuyer offerings. The CI team will continue to innovate and expand our housing programs to keep up with market trends and member demand.

Historical Housing & Community Lending Program Results

Affordable Housing Program General Fund

- Awarded nearly $934 million in grants, leveraging an estimated $17.6 billion from other funding sources
- Awarded 2,050 affordable housing initiatives consisting of more than 101,500 new or rehabilitated housing units

Homebuyer Dream Program® & First Home Club℠ Housing Set-Aside Programs

- Provided more than $191.8 million in grants
- Supported over 23,000 households

Community Lending Program Advances

- More than $20.9 billion in total advances funded
- More than $743 million funded in 2023
- 18 Members took a CLP advance in 2023

Numbers provided are since each program's inception through year-end 2023, unless otherwise noted.

The CI team will continue to advance these important mission-driven initiatives into 2024 while responding to new issues as they arise. In conjunction with the Housing Committee of our Board of Directors, and insights and advice from the Advisory Council, the CI team will continuously review issues that cut across the District. CI plans to hold several convenings in 2024, working with our members and housing partners to bring housing and economic development experts together to discuss and propose solutions to the intractable housing issues facing the District. Manufactured housing, Community Development Financial Institutions (CDFI), and affordable housing development are some of the conversations planned for 2024. ■

▸ View the 2023 Advisory Council Annual Report

▸ View the 2024 Targeted Community Lending Plan

Affordable Housing Advisory Council

CHAIR
Gwen O'Shea
President and CEO
Community Development Long Island
Melville, New York

VICE CHAIR
Bakari Lee
Member
McManimon, Scotland & Baumann, LLC
Roseland, New Jersey

Staci A. Berger
President and CEO
The Housing and Community Development Network of New Jersey
Trenton, New Jersey

Jeffrey M. Crum
Chief Operating Officer
Community Investment Strategies
Lawrenceville, New Jersey

Shelley M. Jacobs
Program Support Officer
Saint Regis Mohawk Tribe
Office of Economic Development
Akwesasne, New York

Jacqueline S. Jones
Executive Director
Vineland Housing Authority
Vineland, New Jersey

Lisa Kaseman
Senior Vice President
Development Operations
Conifer LLC
Rochester, New York

Retha Leno
Principal
Ladyhawk Consulting, LLC
Hogansburg, New York

Monica McCullough
Founder and President, Esq.
MM Development Advisors LLC
Rochester, New York

Wayne T. Meyer
President
Ellavoz Impact Capital
Belmar, New Jersey

Asish Patel
Chief Operating Officer
Monarch Housing Associates
Cranford, New Jersey

Diane Riley
Executive Director
The Supportive Housing Assoc. of New Jersey
South Orange, New Jersey

David A. Rowe
Chief Administrative Officer
CAMBA,Inc. / CAMBA Housing Ventures, Inc.
Brooklyn, New York

Amanda Silva
Executive Director
Habitat for Humanity of Puerto Rico
San Juan, Puerto Rico

This list reflects the FHLBNY's Affordable Housing Advisory Council as of March 31, 2024. Special recognition is given to Robert Graham, Executive Director, Virgin Islands Housing Authority, St. Thomas, U.S. Virgin Islands, who served for three years on the Advisory Council. Mr. Graham passed away in February 2024.

AHP Success Story: Estate Tutu Seniors

60 Units of Sustainable, Supportive and Affordable Housing for Senior Citizens in the U.S. Virgin Islands

In 2023, FHLBNY awarded $1.5 million to the Virgin Islands Housing Authority for the construction of 60 units of affordable senior housing in St. Thomas. The $83 million Tutu North Senior initiative is the second phase of the redevelopment of the Estate Tutu public housing community as part of the U.S.V.I. Hurricane Recovery Program. The project features an alternative energy microgrid with a solar field, wind turbines, and battery energy storage capabilities. All units will be affordable to households with incomes at or below 60% of the AMI and will be constructed with steel and reinforced concrete for resistance to extreme weather events. The project will also include a community room and resident services space, on-site laundry, a fitness center, and outdoor recreational areas.



Construction completion is anticipated for July 2024, with the project being placed into operation in January 2026. FHLBNY member Banco Popular de Puerto Rico facilitated the AHP award and will also provide construction financing.

EXPANDED MISSION ACTIVITIES IN 2023

Zero Percent Development Advance (ZDA) Program

In 2023, the FHLBNY expanded its Zero Percent Development Advance offering to include additional mission-oriented initiatives, including the Business Development Advance (BDA), and new Climate Development (CDA), Infrastructure Development (IDA), and Tribal Development (TDA) Advances. The FHLBNY provided $8.9 million in subsidized funds in the form of interest rate credits. In 2023, the FHLBNY provided $2.35 million in interest rate credits.

$106.3 M	46	32	~400
in ZDA Program Advances	Advance Transactions	Members Utilized	Member Loans & Securities


$100 M
$80 M
$60 M
$40 M
$20 M
$0 M
BDA
IDA
CDA
TDA

ZDA TYPE	TOTAL $ AMOUNT ISSUED	# OF ADVANCES
BDA	$84,703,782	39
IDA	$14,460,702	4
CDA	$7,124,322	3
TDA	$0	0

Did you know the 2024 ZDA Program is now available to members with a new streamlined submission process?

A total of $10 million in interest rate credits has been allocated to our membership. View the ZDA Program page on our website for more information on the guidelines, qualifications, and terms, and to see how your institution can benefit from the ZDA Program: www.fhlbny.com/ZDA.

Valley National Bank uses ZDA to Structure Interest-Free Loan for SERV Behavioral Health System

The 0% interest-rate loan for 3 years helped the NJ-based nonprofit purchase and renovate new headquarters



SERV Behavioral Health System's new building (photo credit, Valley Bank).

Valley National Bank, through our ZDA program, closed a $1.8 million term loan with a 0% interest rate for Ewing-based SERV Behavioral Health System. SERV, a private statewide, nonprofit behavioral health care organization, serves adults and children working to recover from a serious mental illness or cope with a developmental disability. The savings earned through this 0% interest rate will allow SERV to expand and enhance its programs.

"Building stronger communities is at the heart of everything we do," Valley National Bank CEO Ira Robbins said. *"We are proud to be a part of this program and provide financing to SERV Behavioral Health System Inc., to support their mission of transforming lives through compassionate care and personal empowerment."*

Robbins currently serves on the board of the FHLBNY, and on the Strategy and Business Committee, and was instrumental to the development of the ZDA Program. ZDA supports economic development by incentivizing members to provide below-market-rate loans or invest in qualified initiatives. ZDA Program advances help make an impact in the communities they collectively serve and provide members with another conduit to provide support to local economies and access to lower-cost credit.

Founded in 1974, SERV now operates in 11 counties in New Jersey, including Burlington, Hudson, Hunterdon, Mercer, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Union. In 2023, SERV provided care to over 2,500 people between residential care, partial care and outpatient care.

Source Article: *"Community banking at its finest: Valley closes interest-free loan to nonprofit,"* www.roi-nj.com, published March 13, 2024.

Small Business Recovery Grant (SBRG) Program

On November 6, 2023, the FHLBNY launched its 2023 SBRG Program with $5 million in funding available to its members to award grants to eligible small businesses and nonprofit organizations across the FHLBNY's District. By the time the program closed on December 22, 2023, the FHLBNY had partnered with 106 members to award $5,026,800 or 1,012 grants to 1,003 organizations.

Member success stories are available on our website at www.fhlbny.com/community-success-stories. Follow us on LinkedIn for future stories.

	NY	NJ	PR/USVI	TOTAL
SBRG Grants	$3.71 M	$1.01 M	$310 K	$5.03 M
Grants Awarded	772	200	40	1,012
Organizations Supported	769	194	40	1,003
Members Participated	76	23	7	106

$5.03 M	SBRG Grants
1,012	Grants Awarded
1,003	Organizations Supported
106	Members Participated

Charitable Contributions Across the FHLBNY's District

With guidance from our Board of Directors, the FHLBNY went beyond the AHP statutory annual income contribution by supporting a wide range of organizations through charitable contributions. These grants are allocated throughout our District to help address vital issues including homelessness prevention, supportive housing services, climate resiliency, legal assistance for low-income families facing housing challenges, and advancing the FHLBNY's goals to assist Minority- and Women-Owned Business Enterprise (MWBE) organizations to become more successful affordable housing developers and operators. Taken together, these efforts help to empower high-capacity partners to respond to District needs with focus and efficiency.

In 2023, the FHLBNY made $2.9 million in charitable contributions to support the following 16 housing and community development organizations.



The FHLBNY provided Homeless Solutions with a $300,000 grant to support their Emergency Shelter and Family Transitional Housing Programs. Pictured: FHLBNY Board member and CEO of Valley National Bank, Ira Robbins, Homeless Solutions, Inc. CEO, Dan McGuire, and FHLBNY Chief Business Officer, Adam Goldstein

ORGANIZATION	AWARDED	DISTRICT
ALS Ride for Life	$150,000	NY
Better Community Neighborhoods	$100,000	NY
Crucian Heritage and Nature Tourism, Inc. (CHANT)	$100,000	USVI
Colegio Notarial	$130,000	PR
Fundacción MMM	$138,500	PR
Habitat for Humanity Puerto Rico	$510,000	PR
Hispanic Federation	$220,000	PR
Homeless Solutions, Inc. (HSI)	$300,000	NJ
Legal Aid Society	$275,000	NY
Mount Kisco Interfaith Food Pantry	$50,000	NY
Roots & Wings	$300,000	NJ
St. Croix Foundation	$250,000	USVI
Supportive Housing Association of New Jersey	$20,000	NJ
Taller Salud	$50,000	PR
The Elizabeth Coalition to House the Homeless	$75,000	NJ
The Partnership to End Homelessness	$250,000	NY

OUR TEAM TAKES PRIDE IN SERVICE

The FHLBNY fosters a purpose-driven culture that is built on trust, integrity, diversity and inclusion, collaboration, and teamwork. We're committed to providing our employees with a great place to work that supports a healthy work/life balance. At the FHLBNY, our employees take pride in being of service to our membership and in service to our communities by "giving back." Our engagement activities in 2023 included Habitat for Humanity, Mission Backpacks for Kids, City Relief Bus, The Wall Steet Run and much more.


Federal Home Loan Bank
NEW YORK












OFFERING CONNECTIONS TO



Employee Resource Groups

Continuous learning helps cultivate inclusion. The FHLBNY has several employee-led resource groups dedicated to connecting us through various programs. These educational opportunities generate discussions on key issues and increase awareness among employees and across our organization.


The mission of the Federal Home Loan Bank of New York
is to provide members with reliable liquidity in support of
housing and local community development.

In celebration of Asian American & Pacific Islander (AAPI) Heritage Month, employees enjoyed a commemorative program featuring Jill Sung, CEO of Abacus Federal Savings Bank (center), one of our AAPI members. With opening remarks from our President and CEO, José González, Relationship Manager Michael Beifeld interviewed Jill about how Abacus Federal Savings Bank was founded by immigrants in pursuit of the American dream and how they discovered their unwavering commitment to their customers and community. Jill also shared her leadership style and experiences with employees. The FHLBNY's Lin Connors and Rei Shinozuka led the audience Q&A to wrap up the program.



On March 21, 2023, the FHLBNY employee-led group, "Leading Ladies," and Josie Thomas (second from right), an Independent Director on the FHLBNY's Board, hosted an event celebrating Women's History Month. Director Thomas shared some of her experiences and advice on topics related to career success.

Special thanks to FHLBNY employees Rosalia Rivera, Anna Jinjolava, Esq. and Fran-Monique Pettaway for organizing and leading the session.

FHLBNY BOARD OF DIRECTORS



STANDING LEFT TO RIGHT

Stephen S. Romaine+
Chief Executive Officer & Director
Tompkins Community Bank
Ithaca, New York

Melba I. Acosta*
Counsel
McConnell Valdés LLC
San Juan, Puerto Rico

Charles E. Kilbourne, III*#
Managing Director
Financial Services Volunteer Corps
New York, New York

Ángela Weyne*
Former Commissioner of Insurance
Commonwealth of Puerto Rico
San Juan, Puerto Rico

Carlos J. Vázquez+
Senior Executive Vice President
Banco Popular de Puerto Rico
San Juan, Puerto Rico

Anders M. Tomson+
President and CEO
Chemung Canal Trust Company
Elmira, New York

David R. Huber*
President
Huber Advisory Services LLC
Long Branch, New Jersey

Josie J. Thomas*
Retired Executive
ViacomCBS
New York, New York

Thomas J. Kemly+
President, Chief Executive Officer & Director
Columbia Bank
North Fair Lawn, New Jersey

Gerald L. Reeves+
Director
Sturdy Savings Bank
Stone Harbor, New Jersey

Christopher P. Martin+
Executive Chairman
Provident Bank
Iselin, New Jersey

SEATED LEFT TO RIGHT

Danelle M. Barrett*
Retired Rear Admiral
United States Navy
Buffalo, New York

VICE CHAIR

David J. Nasca+
Director, President & Chief Executive Officer
Evans Bank, N.A.
Hamburg, New York

CHAIR

Larry E. Thompson*
Former Vice Chairman
The Depository Trust & Clearing Corporation
New York, New York

Ms. Carolyn Bosher Maloney*#
Former Congresswoman
United States House of Representatives
New York, New York

Robert M. Fisher+
President, CEO & Director
Tioga State Bank, N.A.
Spencer, New York

Ira Robbins+ *(not pictured)*
CEO & Chairman
Valley National Bank
Wayne, New Jersey

RECOGNITION OF FORMER DIRECTORS

John R. Buran+
Director, President & CEO
Flushing Bank, Uniondale, NY
- 13 years of service ended on December 31, 2023 (six as Chair)

Thomas R. Cangemi+
President, CEO & Director
Flagstar Bank, N.A., Hicksville, NY
- Two years of service ended on March 11, 2024

Thomas L. Hoy+
Chairman
Glens Falls National Bank & Trust Company, Glens Falls, NY
- 12 years of service ended on on June 11, 2023 (passed away)

Kenneth J. Mahon+
Executive Chairman
Dime Community Bank, Brooklyn, NY
- Six years of service ended on December 31, 2023

Rev. DeForest B. Soaries, Jr.*#
President & Chief Executive Officer
Corporate Community Connections, Inc., Somerset, NJ
- 16 years of service ended on December 31, 2023

+ Member Director
* Independent Director
# Public Interest Director

This list reflects the FHLBNY Board of Directors as of March 31, 2024; at the close of business on March 31, 2024, Carlos J. Vázquez retired after nearly 11 years of service.

FHLBNY EXECUTIVE LEADERSHIP



CENTER

PRESIDENT

José R. González
President
Chief Executive Officer

LEFT TO RIGHT

Kevin Neylan
Senior Vice President
Chief Financial Officer

Adam Goldstein
Senior Vice President
Chief Business Officer

Jonathan West
Senior Vice President
Chief Legal Officer

Michael A. Volpe
Senior Vice President
Chief Bank Operations Officer

Shatayu Pandya
Senior Vice President
Chief Risk Officer

Stephen Angelo
Senior Vice President
Chief Audit Officer

Michael Radziemski
Senior Vice President
Chief Information Officer

Brian Finnegan
First Vice President
Corporate Secretary and Bank Relations

Vikram Dongre
Senior Vice President
Chief Capital Markets Officer

Edwin Artuz
Senior Vice President
Chief Administrative Officer
Director of Diversity & Inclusion

This list reflects the FHLBNY Executive Leadership as of April 1, 2024.

FEDERAL HOME LOAN BANK OF NEW YORK

101 PARK AVENUE, NEW YORK, NY 10178-0601

212.681.6000 • WWW.FHLBNY.COM